Exhibit (a)(1)(xiii)

AMENDED AND RESTATED

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

(Including the Associated Preferred Stock Purchase Rights)

of

PEOPLESOFT, INC.

Pursuant to the Amended and Restated Offer to Purchase

dated February 12, 2004

of

PEPPER ACQUISITION CORP.

a wholly owned subsidiary of

ORACLE CORPORATION

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share, and the associated preferred stock purchase rights, of PeopleSoft, Inc. and any other documents required by the Amended and Restated Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, or transmitted by telegram, telex, facsimile transmission, or mail to the Depositary. See Section 3 of the Amended and Restated Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company

By Mail:	By Overnight Courier:	By Hand:
59 Maiden Lane New York, New York 10038	59 Maiden Lane New York, New York 10038	59 Maiden Lane New York, New York 10038

By Facsimile:

(For Eligible Institutions Only)

(718) 234-5001

Confirm Facsimile by Telephone:

(By Telephone Only)

Toll Free: (877) 248-6417

DELIVERY OF THIS AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Amended and Restated Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Amended and Restated Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Amended and Restated Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Pepper Acquisition Corp. (the “Purchaser”), a Delaware corporation and a wholly owned subsidiary of Oracle Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Amended and Restated Offer to Purchase dated February 12, 2004, and the related Amended and Restated Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged,                                  shares of common stock, par value $0.01 per share, and the associated preferred stock purchase rights (together, the “Shares”), of PeopleSoft, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Amended and Restated Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE
Signature(s)
(Name(s)) (Please Print)
(Addresses)
If delivery will be by book-entry transfer: Name of Tendering Institution	(Zip Code)
(Area Code and Telephone Number)
Account Number

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Amended and Restated Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Amended and Restated Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated:                                         , 2004.